EXHIBIT 99.1
Carlyle Presents Strategic Plan to Accelerate Platform and Earnings Growth at 2021 Investor Day
Targets $1.6+ billion in Distributable Earnings and $130+ billion in new LP commitments by 2024
Washington, DC, February 23, 2021 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) will announce today a multi-year strategic plan to accelerate growth and deliver enhanced shareholder value over the next four years.
During the investor day event, Chief Executive Officer Kewsong Lee and Carlyle’s senior leadership team will present how the firm can scale its core platforms, pursue adjacent strategies, and capture increased operating leverage.
Investor Day follows the reporting this month of strong 2020 results, including record Fee Related Earnings of $520 million and a record $2.3 billion of net accrued performance revenue. The firm has proven it can adapt and innovate, having recently become a full C-Corporation, and successfully navigated the challenges of the global pandemic.
Kewsong Lee, Carlyle CEO, said: “We are thinking bigger, performing better, and moving faster to position Carlyle to deliver higher returns for our shareholders. We have tremendous confidence in this strategic plan and hope all of our stakeholders appreciate our commitment to transparency as we evolve and build the firm.”
Carlyle will announce financial targets that are designed to be achieved by 2024, including:
–More than doubling Distributable Earnings to at least $1.6 billion, comprised of:
◦$800 million or more in Fee Related Earnings;
◦$800 million or more in Net Realized Performance Revenues, and
–Raising at least $130+ billion or more in new Limited Partner commitments across our global platform with a focus on our next series of flagship funds.

Investor Day will be webcast live at 8:30 a.m. EST today and is open to all interested parties via the Shareholders section of Carlyle’s website at https://ir.carlyle.com. For those unable to join the webcast live, a replay will be available on the same link soon after the conclusion of the event.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Investment Solutions. With $246 billion of Assets Under Management as of December 31, 2020, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs 1,825 people in 29 offices across five continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, , our dividend policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,”

EXHIBIT 99.1
“anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 11, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.This release does not constitute an offer for any Carlyle fund.
Additional Important Disclosures
For additional important disclosures and a reconciliation of the non-GAAP financial measures included herein to the most directly comparable GAAP financial measure, please see The Carlyle Group 2021 Investor Day Presentation which is accessible on the Shareholders section of Carlyle’s website at https://ir.carlyle.com.
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: +1 (212) 813-4527
daniel.harris@carlyle.com

Media
Leigh Farris             OR      Brittany Berliner
Phone: +1 (212) 813-4815          Phone: +1 (212) 813-4839
leigh.farris@carlyle.com              brittany.berliner@carlyle.com